Exhibit 99.1

Contact:	Tricia J. Richardson
Novavax, Inc.
240-268-2031
NOVAVAX Announces Positive Results for the Second Phase 2 Clinical Trial of Its
Trivalent Seasonal Influenza Virus-like Particle (VLP) Vaccine Candidate
Strong Safety and Immunogenicity Data Pave the Way for Phase III Trials
ROCKVILLE, MD (September 1, 2009) — Novavax, Inc. (NASDAQ: NVAX) announced today favorable results from a Phase II human clinical trial of its trivalent seasonal influenza virus-like particle (VLP) vaccine candidate. The vaccine was well tolerated and induced robust immune responses against all three influenza strains in the vaccine. These results continue to support the planned study in elderly adults scheduled for the fourth quarter this year and pave the way for Novavax to advance its seasonal influenza VLP vaccine into Phase III studies next year.
This Phase IIa study, which began in May of this year, was a randomized, blinded, placebo-controlled study to examine the safety and immunogenicity of different doses of Novavax’s seasonal influenza VLP vaccine candidate. The vaccine contained three VLPs (H3N2, H1N1, and B) that were matched to the strains recommended for influenza vaccines for the past flu season (2008-2009). The study enrolled 221 human subjects 18 to 49 years of age who received either placebo or VLP vaccine at doses of 15 mcg and 60 mcg per strain. Twenty additional subjects received a licensed, egg-based influenza vaccine (FLUZONE®, sanofi pasteur, USA).
Novavax’s influenza VLP vaccine candidate was well tolerated. No vaccine-related serious adverse events were reported in the study and the rate of non-serious adverse events was comparable in the vaccine and placebo groups.
The VLP vaccine also induced strong hemagglutination inhibition (HAI) antibody responses against the influenza H1N1, H3N2, and B strains. The HAI responses met the seroconversion criteria for licensure as outlined in the FDA guidance document for influenza vaccine development. Seroconversion rates (i.e., percentage of subjects with a 4-fold or higher rise in HAI titer from baseline) ranged from 81-86% for H3N2,
57-66% for H1N1, and 62-67% for B for subjects with and without existing antibody before vaccination. As seen in Novavax’s previous seasonal flu vaccine study, robust HAI responses were also observed against drifted H3N2 strains, demonstrating the potential for VLP vaccines to be cross-protective against flu viruses from different seasons without the addition of an adjuvant.
One of the main advantages of Novavax’s recombinant, cell culture based VLP technology is that it results in VLPs that are a genetic match to the flu strains of interest.

It does not require live flu virus seed that has to be adapted to grow in eggs to create the egg-based vaccine. This attribute of recombinant VLPs may lead to a more efficacious vaccine against the flu strains that are circulating in the community. The results of this study provided Novavax’s first human data to support this hypothesis. The H3N2 strain that was circulating during the 2008-2009 season did not grow well in eggs; therefore, an adapted or “substitute” strain had to be used to make the egg-based influenza vaccines, including Fluzone®, the same egg-based vaccine used in this study. Recipients of Novavax’s VLP vaccine had higher antibody responses against the H3N2 virus that was circulating in the community than recipients of Fluzone®. The number of subjects that were studied was too small to draw definitive conclusions, but the results strongly support moving forward with larger head-to-head trials of the VLP and egg-based vaccines, the first of which is scheduled to start this Fall in elderly adults.
“The safety and immunogenicity results from this study give us confidence to move our seasonal influenza VLP vaccine candidate forward into late phase development,” said Dr. Penny Heaton, Chief Medical Officer and Vice President of Development of Novavax. “Given the immunogenicity results we saw with our VLP vaccine candidate as compared with the egg-based vaccine, we are now particularly excited to begin the larger head-to-head study in elderly adults this Fall,” Dr. Heaton said.
The results of this study are strongly supportive of accelerated development of Novavax’s pandemic influenza vaccines, including the novel H1N1 2009 influenza VLP vaccine. “We are working tirelessly with partners and governments worldwide to potentially provide H1N1 vaccine to regions without an indigenous supply,” said Dr. Rahul Singhvi, President and Chief Executive Officer of Novavax. “The current influenza pandemic underscores the potential for Novavax’s advanced influenza vaccine technology to have significant public health impact by providing vaccine in time to those in need,” said Dr. Singhvi.
Seasonal and Pandemic Influenza
Seasonal epidemics of influenza cause an estimated 200,000 hospitalizations and 36,000 deaths in the US each year. With the H1N1 2009 influenza pandemic, US health officials are projecting an additional 30,000 to 90,000 deaths will occur during the upcoming influenza season and approximately 40% of US citizens will be infected. Because the H1N1 2009 virus is a new strain, individuals lack antibody to fight it. Good handwashing, coughing into a sleeve, and staying home when ill are some ways to prevent H1N1 flu; however, the most effective way to prevent it is through vaccination.
Globally, seasonal flu infects between 5 percent and 20 percent of the population and kills between 250,000 and 500,000 people each year. Because of the limited number of individuals with antibody against the novel H1N1 2009 virus, the World Health Organization (WHO) has projected that up to a third of the world’s population may be infected this year, with as many as 15% of those requiring hospital care.
About Novavax

Novavax is a clinical-stage biotechnology company, creating novel vaccines to address a broad range of infectious diseases worldwide, including H1N1, using advanced proprietary virus-like particle (VLP) technology. The Company produces these VLP based, potent, recombinant vaccines utilizing new and efficient manufacturing approaches.
Forward Looking Statements
Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding revenues, operating expenses, cash burn, and clinical developments and anticipated milestones are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Novavax cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the Company’s ability to progress any product candidates in preclinical or clinical trials; the scope, initiation, rate and progress of its preclinical studies and clinical trials and other research and development activities; clinical trial results; even if the data from preclinical studies or clinical trials is positive, the product may not prove to be safe and efficacious; regulatory approval is needed before any vaccines can be sold in or outside the US; the rate and progress of manufacturing scale-up; Novavax’s pilot plant facility is subject to extensive validation and FDA inspections, which may result in delays and increased costs; the success of the Company’s joint ventures and licensing agreements; the Company’s ability to enter into future collaborations with industry partners and governments and the terms, timing and success of any such collaboration; the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; the Company’s ability to obtain rights to technology; competition for clinical resources and patient enrollment from drug candidates in development by other companies with greater resources and visibility; the Company’s ability to obtain adequate financing in the future through product licensing, public or private equity or debt financing or otherwise; general business conditions; competition; business abilities and judgment of personnel; and the availability of qualified personnel. Further information on the factors and risks that could affect Novavax’s business, financial conditions and results of operations, is contained in Novavax’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release, and Novavax assumes no duty to update forward-looking statements.
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